                                                                                                                                 Exhibit 15

July 18, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

We are aware that our report dated May 10, 2002 on our review of interim financial information of the Potomac Electric Power Company (the "Company') as of and for the period ended
March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement on Form S-8 dated
July 18, 2002.

Very truly yours,

PricewaterhouseCoopers LLP